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                                                                    EXHIBIT 10.3

                         MOBILE REACH TECHNOLOGIES, INC.
                          SPECIAL TERMS AND CONDITIONS
                                       OF
                              EMPLOYMENT AGREEMENT

     This Agreement is made between Mobile Reach Technologies, Inc., a North Carolina corporation with a principal place of business at 8000 Regency Parkway, Suite 430, Cary, North Carolina 27511 ("Company"), and Michael J. Hewitt, residing at 102 Selly Manor Court, Apex, North Carolina 27539 ("Employee").

         This Agreement is based on the following understandings:

         a. Company wishes to employ Employee and Employee desires to be employed by Company in a position of trust and confidence to aid Company in its Business; and

         b. Prior to commencement of employment of Employee, the parties discussed and agreed that as a condition of employment, and as part of the initial financial compensation established for Employee, the parties would enter into this Agreement to establish their respective rights in and to the use of certain proprietary and confidential information and intellectual property and to the work product of Employee, and to enter into an understanding regarding the use of Company's assets, information and goodwill to compete with Company; and

         c. Prior to commencement of employment of Employee, the parties further discussed and agreed that entering into this Agreement would be and is a condition of initial employment and Company would not employ Employee unless Employee agreed to the terms herein.

         Therefore, the Parties to this Agreement, affirming the correctness of each recital above, contract as follows:

         1. Consideration. This Agreement is executed by Employee in consideration of initial employment of Employee by Company, it being understood and agreed that the execution of this Agreement by employee was contemplated by Employee and Company in accepting employment and agreeing to the initial compensation Company is to pay to Employee. Employee specifically acknowledges that the terms set forth below are terms agreed upon prior to commencement of employment even though not reduced to writing until after that time, i.e., this Agreement is a reduction to writing of terms agreed upon prior to and as a condition of employment of Employee. Employee further acknowledges that the consideration is sufficient and adequate consideration for all covenants and commitments made by Employee to Company in this Agreement.

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         2.       Company's Business. It is understood by Employee that
"Company's Business" includes, without limitation, the development, promotion and sales of integrated information technology solutions, business processes, software and hardware across wireless network infrastructures and various wireless and fixed computing devices for distributed mobile application environments. Any notification of Employee by Company, oral or written, or any reasonable knowledge on the part of Employee that Company's Business includes other specific aspects shall expand Employee's obligations under this Agreement to include these additional aspects of Company's Business.

         3. Confidential Information. For the purposes of this Agreement, "Confidential Information" shall mean each of the following: (a) any information or material proprietary to Company or designated as confidential either orally or in writing by Company; and (b) any information not generally known by non-Company personnel (other than persons subject to confidentiality); and (c) any information which Employee should know Company would not care to have revealed to others or used in competition with Company; and (d) any information which Employee made or makes, conceived or conceives, developed or develops or obtained or obtains knowledge or access through or as a result of Employee's relationship with Company (including information received, originated, discovered or developed in whole or in part by Employee). The Confidential Information includes but is not limited to the following types of information and other information of a similar nature (whether or not reduced to writing):
Inventions (as defined below), development procedures, test methodologies, research results, know-how, specifications, models, software in various stages of development, technical, user and product documentation under development, internal documentation, diagrams, data, flowcharts, spreadsheets, marketing and development plans, customer (licensee) names and other information related to current and potential customers (including without limitation addresses and phone numbers and the software licensed by them), price lists, pricing policies, supplier lists, financial information and employee files. It shall also include, without limitation, data, notes, records, files, memoranda, reports, designs, drawings, plans, sketches, documents, equipment, and print-outs, and the like, in any way or in any medium incorporating or reflecting any of the Confidential Information, or relating to the Business of Company, or to any customer, vendor, licensor, licensee or other party transacting business with Company. Confidential Information also includes any information described above which Company obtains from another party and which Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by Company, including without limitation information of or concerning Company's customers. The failure of Company to mark any of the above-described information as proprietary, confidential, or secret shall not affect its status as part of the Confidential Information protected by this Agreement.

         For the purposes of this Agreement, "Inventions" shall mean ideas, designs, creations, concepts, techniques, inventions, improvements, discoveries, and works of authorship, whether or not patentable or protectable by copyright or patent, whether or not fixed in a tangible medium of expression and whether or not reduced to practice, including but not limited to the nature and results of research and development activities, processes, formulae, algorithms, devices, designs,

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processes, computer programs, and methods, together with any improvements thereon or thereto, derivative works or applications derived therefrom, and know-how related thereto.

         Information publicly known that is generally employed by the software industry at or after the time Employee first learns of such information, or generic information or knowledge which Employee would have learned in the course of similar employment or work elsewhere in the software industry shall not be deemed part of the Confidential Information.

         Employee understands and agrees that, due to the nature of the Company's Business, maintaining confidentiality of information regarding the Company's operations, activities and plans is especially important. Employee acknowledges that Employee has an affirmative obligation to protect the Company's information. The parties acknowledge and agree that the Company's Trade Secret and the Company's Confidential Information are valuable assets of the Company. Solely by virtue of specialized employment with the Company, Employee has acquired and will continue to acquire knowledge of and gain access to Trade Secrets and Confidential Information of the Company. In addition to the Confidential Information defined above, such Trade Secrets and Confidential Information are defined to include all items, materials, and information (whether or not reduced to writing and whether or not patentable or copyrightable) which belong to the Company, relate to the present or future business of the Company, are kept confidential and secret by the Company, and are not generally known in the industry in which the Company is engaged.

         In addition to the Confidential Information described above, Trade Secrets and Confidential Information includes, without limitation, customer lists, applicant data, consultant or contractor data, personnel lists, fee schedules, training manuals and materials, devices, processes and compilations of information, records and specifications, computer database, programs and software, financial data and plans, profit margins and pricing policies and practices, sales and marketing techniques, history, and data forecasts, and personnel training techniques and materials.

         4. Non-Disclosure of Confidential Information. Employee agrees that Employee has a fiduciary duty to Company and that Employee shall hold in confidence and shall not, except in the course of performing Employee's employment obligations or pursuant to written authorization from Company, at any time during or for twenty-four (24) months after termination of Employee's relationship with Company (a) directly or indirectly reveal, report, publish, disclose or transfer the Confidential Information or any part thereof to any person or entity; (b) use any of the Confidential Information or any part thereof for any purpose other than for the benefit of Company; (c) assist any person or entity other than Company to secure any benefit from the Confidential Information or any part thereof or (d) solicit (on Employee's behalf or on behalf of any third party) any employee of Company for the purpose of providing services or products which Employee is prohibited from providing hereunder. Employee shall not disclose Trade Secrets during his employment or after termination of such employment for so long as the Trade Secrets remain secret. For purposes of this Paragraph 4, Employee shall disclose

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Confidential Information or Trade Secrets in the course of performing Employee's employment obligations only to the Company's employees who have a need to know the Confidential Information, and Employee shall use all necessary efforts to prevent inadvertent disclosure of Confidential Information or Trade Secrets to any employee of the Company who does not have a need to know the Confidential Information. Employee will immediately notify the Company in writing in the event Employee becomes aware of any independent use, publication, or disclosure of any Company's Trade Secrets or Confidential Information.

         No Confidential Information or Trade Secrets, or copies, summaries or compilations of any kind, will be removed from the Company's premises including its intranet or any other virtual premises of the Company or the premises of the Company's customers under any circumstances whatsoever without prior written consent of the Company. Employee promises to return all Confidential Information and Trade Secrets, including copies, computer downloads, summaries or compilations of such information to the Company upon termination of employment or at any other time at the request of the Company. Employee expressly recognizes that the taking of the Company's Trade Secrets or Confidential Information by memory or other intangible means is and shall be no different from the taking of any such Trade Secrets or Confidential Information in a tangible form.

         5. Ownership. Except as limited by this Section, Employee agrees that all Confidential Information, and all work product of any type or nature created (i) by Employee, or (ii) resulting from work performed by Employee for Company, or (iii) using Company's facilities, or (iv) using Company's equipment, or (v) using Company's supplies, or (vi) using Company's other property, or
(vii) during business hours, or (viii) related to Company's Business, even if such work product is not Confidential Information (the Confidential Information and such work product being defined as "Work Product"), shall belong exclusively and without any additional compensation to Company. Employee agrees that any original copyrightable Work Product shall be considered as "works made for hire," and that Company shall be deemed the author thereof, provided that to the extent such Work Product is determined not to constitute "works made for hire" as a matter of law, Employee hereby irrevocably assigns and transfers to Company all rights in and to such Work Product.

         Company's ownership right to such Work Product shall extend regardless of the hours during which or regardless of the facilities at which the Work Product is made or regardless of the resources or regardless of the ownership of resources used in making it; provided however that the assignment of rights shall not apply to creations developed entirely on Employee's own time without using in any way any of Company's facilities, any of Company's equipment, any of Company's supplies or any of Company's other property, Confidential Information or Work Product; and provided that the creations do not (a) relate to Company's Business or Company's actual or Company's demonstrably anticipated research or development, or (b) result from any work performed by Employee for Company. This Agreement is not intended to, and shall not be interpreted to, assign or vest in Company rights not assignable pursuant to North Carolina General Statute section 66-57.1.

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         6.       Disclosure to Company. Employee agrees that during employment he/she will promptly inform and disclose to the Company all copyrighted materials or programs, programs or materials subject to being copyrighted, inventions, designs, improvements and discoveries which he/she has or may have during his/her employment which pertain or relate to the business of the Company or to any research or experimental or developmental work carried on by the Company, or which results from or is suggested by any work performed by Employee on behalf of the Company or any of its customers. Such disclosure shall be made whether or not such programs, materials, inventions, designs, improvements and discoveries are conceived by the Employee alone or with others and whether or not conceived during regular working hours. All such copyrighted programs, materials, inventions, designs, improvements and discoveries shall be the exclusive property of the Company. At the Company's sole expense and without further compensation to Employee, the Employee shall assist in obtaining patents or copyrights on all such inventions, programs, materials, designs, improvements and discoveries deemed patentable or subject to copyright by the Company and shall execute all documents and do all things necessary to obtain letters, patent, or vest the Company with full and exclusive title thereto, and protect the same against infringement by others. Employee will not be entitled to additional compensation for any inventions or designs made during the course of his/her employment.

         7. Collaboration. Employee warrants that Employee will disclose the participation of any other person in any of Employee's work for Company. Absent such disclosure, Employee warrants that all work performed by Employee will be Employee's own and that no other person shall have any right, title, or interest in any work submitted to Company.

         8. Assistance After Employment. Employee agrees that if, subsequent to Employee's employment by Company, his assistance is needed in regard to securing, defending, or enforcing any patent or copyright of which Employee is an inventor, co-inventor, author or co-author Employee shall provide requested assistance and Company shall pay reasonable compensation for his time at a rate to be agreed upon but not higher than 150% of the last salary rate paid to Employee by Company during his employment, together with full reimbursement of reasonable and necessary directly-related expenses.

         9. Third-Party Obligations. Employee acknowledges that Company from time to time may have agreements with other persons or entities or with the government or other agencies that impose obligations or restrictions on Company regarding work to be created by Employee during the course of his employment, or regarding the confidential nature of the work or Confidential Information of the third party disclosed during or used as part of such work. Employee agrees to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of Employer thereunder.

         10. Non-Competition. Employee will obtain access to Company's Confidential Information, customers and goodwill, all of which can be used to provide Employee with an unfair advantage if used to compete against Company. Employee recognizes that Company has

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invested and intends to invest substantial amounts of money and other resources to place Company in a position as a member of a premiere organization in the areas of Company's Business, that Employee by reason of Employee's affiliation with Company will acquire a high stature and goodwill in the industry related to Company's Business, and that it would be unfair for Employee to trade on this stature and goodwill to the competitive disadvantage of Company. Employee further acknowledges that the nature of Company's Business results in activities and customers located throughout the United States and in several countries in the world. Company's Business could be performed and its goodwill used in any location in the world; the fact that a customer or employee is not currently located in that city or state does not mean that the undertaking of activities by Employee in the city or state in competition with Company's Business would have a different impact than undertaking of the activity in a city or state where customers or employees are located. The Parties also recognize that it is the intent of Company, to the fullest extent permitted by law, to protect the unique aspects of Company's Business and to prevent specialized knowledge, skills and relationships acquired by Employee during the course of Employee's employment with Company from being used in a manner that interferes with Company's goodwill or customer relations or gives an unfair advantage to the former Employee and/or Employee's new employer, or places Employee or the new employer in an unfair competitive position. Employee recognizes that in order to protect the legitimate business interests of Company and the investments of its Shareholders, it is reasonable and necessary for Employee to restrict certain of Employee's actions during Employee's employment and for the period of time after the date of Employee's termination of employment as specified below. Therefore Employee agrees as follows:

         (a) The term of these restrictions is: (i) the first six months after termination of employment; and (ii) the seventh through the twelfth month after termination of employment; and (iii) the thirteenth through eighteen month after termination of employment;

         (b) The geographic scope of the restriction set forth in this Paragraph 10 is (i) a fifty mile radius of the corporate headquarters of Company; and (ii) a twenty mile radius of all cities where Company is currently doing business at the time of termination of employment; and (iii) a twenty mile radius of all cities where Company has contracted to do business; and (iv) a twenty mile radius of all cities where Company has contracts under negotiations; and (v) the United States; and (vi) the World.

         (c) Employee (i) will not accept employment with a business which competes with Company's Business if such employment will require Employee to engage in actions similar to those actions undertaken by Employee in the course and scope of Employee's employment with Company, and if such actions would draw upon specialized training received at Company, utilize specialized skills developed at Company, draw upon Company's goodwill, draw upon industry or potential or current customer contacts developed at Company, or utilize procedures developed by Company; and (ii) will not accept employment with a business which competes with Company's Business if such employment will require Employee to engage in actions similar to those actions undertaken by Employee in the course and scope of Employee's employment with

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Company; and (iii) not engage in, or take action for the purpose of enabling
Employee to engage in, either as an individual, employee, consultant, independent contractor, advisor, or otherwise, or be interested in (as present or prospective owner, partner, investor, shareholder (except in a publicly traded company), advisor, or otherwise), a business which engages in or competes with Company's Business, except that Employee may be employed by such a competing business provided that Employee does not work in the section or division of the competing business which competes with Company's Business and that such employment shall not require a breach of the Nondisclosure requirements of Paragraph 4.

         (d) Employee will not, either directly or indirectly, individually or through any other entity or otherwise: (i) employ or seek to employ, in any business competitive with Company's Business, any person who is currently an employee of Company or an independent contractor engaged in the provision of services for Company, or who becomes an employee or independent contractor during Employee's employment with Company; and (ii) will not knowingly take any action detrimental to the relationship between Company and its present and future employees or independent contractors.

         (e) Employee will not, either directly or indirectly, solicit, influence, or attempt to influence any customer of Company, or any business which has been a customer of Company (i) within the last six months prior to Employee's termination, and (ii) within the seventh through twelfth month prior to Employee's termination with regard to the customer's purchase of services from Company, or take any action detrimental to the existing or prospective (under negotiation) relationships between Company and any customer.

         (f) Employee will not, either directly or indirectly, solicit, influence, or attempt to influence any provider of services or sites to Company, including without limitation test sites, or any person or entity which has been a provider of services to Company (i) within the last six months prior to Employee's termination, and (ii) within the seventh through twelfth month prior to Employee's termination, with regard to the provision of services to Company, or take any action detrimental to the existing or prospective (under negotiation) relationships between Company and any provider of services.

         The provisions and clauses of this Paragraph 10 are separate and independent covenants, and the invalidity or unenforceability of one or more of the provisions or clauses hereof shall not affect the validity or enforceability of the remaining provisions or clauses.

         The term of this non-competition covenant shall be tolled during any period of actual competition by the Employee and/or any period of litigation required to enforce the Employee's obligations under this Agreement.

         11. Change of Noncompetition Restrictions. The parties recognize that the law relating to noncompetition has been and is evolving, and what may be permitted as restrictions change with decisions of the courts and new statutes. Therefore, the Parties agree that to the

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extent the law changes Company may, without the prior consent of Employee or any further compensation to Employee, amend any provision or clause of Paragraph 10 to meet the requirements of the change; provided, however, that no such amendment shall impose any greater restrictions on Employee than those in the above Paragraph 10.

         12. Warranty by Employee. Employee represents and warrants that his performance of all terms under this Agreement does not result in a breach of any duty owed by Employee to another, under contract or otherwise, or violate any confidence of another. Employee agrees not to disclose to Company or induce Company to use any confidential or proprietary information belonging to any of the Employee's previous employers or others. Employee warrants that Employee has executed no prior noncompetition, nondisclosure or confidentiality agreements that would in any way interfere with his work for or employment by Company. Employee represents and warrants that Exhibit A attached hereto, entitled "List of Work Product," is a true and complete list of all creations, if any, whether or not patented or copyrighted and whether or not reduced to practice, made by Employee prior to his employment with Company, and which therefore are not subject to the provisions of Paragraph 5; provided, however, that any improvements, whether or not patentable or reduced to practice, made to or on, or any derivative work made from, any of the listed confidential and propriety information after Employee's commencement of employment by Company are subject to the terms of Paragraph 5.

         Employee agrees to notify Company in writing before Employee makes any disclosure to or performs any work on behalf of Company which appears to threaten or conflict with any proprietary right Employee claims in any Work Product and in the event of Employee's failure to give such notice, Employee shall make no claim against Company with respect to any such Work Product.

         13. Exit Interview. Employee agrees that upon termination of Employee's employment for any reason, Employee shall participate in an exit interview with Company personnel. At or prior to the time of this interview Employee shall deliver to Company all notes, data, reference materials, sketches, drawings, memoranda, correspondence, manuals, letters, notebooks, reports, programs, proposals, or any other documents, whether in written, electronic or other media, concerning Company's Business or incorporating or reflecting any of the Confidential Information. Employee agrees that, upon request, Employee will execute a sworn statement that Employee has complied with the terms of this Paragraph, and that should Employee fail to execute such a statement, Company may withhold any and all amounts due to Employee for any reason, except minimum compensation required by law.

         14. Extraordinary Relief. Nothing in this Agreement shall be construed as prohibiting Company from pursuing all remedies available to Company for breach of this Agreement by Employee. Employee recognizes and agrees that because of the unique nature of the Confidential Information his breach of this Agreement will irreparably injure Company, for which Company could not adequately be compensated by remedies at law. Should Employee at any time reveal or use for the benefit of other than Company or threaten to so reveal or use any

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Confidential Information, or during any restricted period violate or threaten to violate any of the restrictions in Paragraph 10, Company shall be entitled to an injunction restraining Employee from doing or continuing to do or performing any such acts, and Employee hereby consents to the issuance of such injunction against Employee. Employee further agrees to waive any bond requirement that may arise if Company is forced to seek injunctive relief to enforce the terms of this Agreement.

         15. Accounting for Profits Indemnification. Employee covenants and agrees that, if Employee shall violate any of Employee's covenants or agreements under this Agreement, Company shall be entitled to an accounting and repayment of all profits, compensation, royalties, commissions, remunerations or benefits which Employee directly or indirectly shall have realized or may realize relating to, growing out of or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which Company is or may be entitled at law or in equity or otherwise under this Agreement. Employee hereby agrees to defend, indemnify and hold harmless Company against and in respect of: (i) any and all losses and damages resulting from, relating or incident to, or arising out of any misrepresentation or breach by Employee of any warranty, covenant or agreement made or contained in this Agreement; and (ii) any and all actions, suits, proceedings, claims, demands, judgments, payments, costs and expenses (including reasonable attorneys' fees) incident to the foregoing.

         16. Successor Employers. Employee hereby authorizes Company to provide a copy of this Agreement, including any Exhibits, to any and all future Employers, and to notify any and all future Employers that Company intends to exercise its legal rights arising out of or in conjunction with the Agreement and/or any breach or any inducement of breach of it.

         17. Reasonableness and Enforceability. EMPLOYEE HAS READ AND CAREFULLY CONSIDERED THE TERMS OF THIS AGREEMENT, HAS HAD THE OPPORTUNITY TO CONTACT EMPLOYEE'S OWN LEGAL COUNSEL TO ADVISE EMPLOYEE REGARDING THE TERMS OF THIS AGREEMENT, AND EMPLOYEE NOW AGREES THAT THE TERMS OF THIS AGREEMENT ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTEREST OF COMPANY AND ITS SHAREHOLDERS. EMPLOYEE FURTHER AGREES THAT THE RESTRICTIONS AND COVENANTS OF THIS AGREEMENT WILL NOT IMPAIR THE ABILITY OF EMPLOYEE TO SECURE EMPLOYMENT SO AS TO BE ABLE TO MAKE A REASONABLE LIVING. The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Employee against Company whether predicated on this Agreement or otherwise. Failure of Company to enforce at any time or for any period of time any of the conditions or covenants of this Agreement shall not be construed as a waiver of such provisions or of the right of Company to enforce subsequent breaches of the same or other conditions and covenants, unless such permanent waiver is provided to Employee in writing and signed by the President of Company.

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         18.      Reformation/Severability of Agreement. If any provision of this Agreement shall for any reason be adjudged by any court of competent jurisdiction to be illegal, invalid or otherwise unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which such judgment shall have been rendered. The invalid or unenforceable provision shall be reformed so that each party shall have the obligation to perform reasonably alternatively to give the other party the benefit of its bargain. In the event the invalid or unenforceable provision cannot be reformed, the other provisions or applications of this Agreement shall be given full effect, and the invalid or unenforceable provision shall be deemed struck.

         19. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon Company, its successors and assigns, including without limitation any entity which may acquire all or substantially all of Company's assets and business or into which Company may be consolidated or merged, and the Employee, his/her heirs, executors, administrators and legal representatives. Employee may not assign any of his obligations under this Agreement.

         20. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of North Carolina applicable to contracts between residents of North Carolina, which are wholly executed and performed in North Carolina and no conflict of law provisions shall be invoked to permit the laws of any other state or jurisdiction to apply. Any lawsuit brought under the terms of this Agreement shall have exclusive venue in the state and federal courts of Wake County, North Carolina; provided, however, that with respect to any proceeding for injunctive relief Xxx may, at its option, bring the proceeding before a court where Employee resides at the time of such proceeding.

         21. Merger. This Agreement constitutes the entire Agreement between the Parties with respect to the subject matter hereof; and supersedes and replaces any oral or written communications and any undertakings otherwise made between the Parties relating to the subject matter. Except as specified in Paragraph 11, no changes, modifications, or amendments of any terms and conditions of this Agreement are valid or binding unless agreed to in a writing signed by Employee and the President of Company.

         This Agreement is effective as of December 23, 2002 and is executed in duplicate originals.

/S/ Michael J. Hewitt              MOBILE REACH TECHNOLOGIES, INC.
---------------------
Employee

/S/ John C. Lindsey                /S/ Mark J. Lloyd
-------------------                -----------------------------------------
Witness                            Mark J. Lloyd, Vice President, Secretary

              Special Terms and Conditions of Employment - Page 10

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                                    EXHIBIT A

                              LIST OF WORK PRODUCT
           NOT SUBJECT TO OWNERSHIP BY MOBILE REACH TECHNOLOGIES, INC.

         The following is a complete list of all Work Products relevant to the subject matter of my employment by Mobile Reach Technologies, Inc. that has been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by Mobile Reach Technologies, Inc. that I desire to remove from the operation of the Mobile Reach Technologies, Inc. Employment Agreement, to which this is attached as Exhibit A.

_________    No inventions or improvements.

_________    Any and all such inventions as are described below:

_________    Additional sheets attached.

                                                          /S/ Michael J. Hewitt
                                                          ---------------------
                                                          Employee

              Special Terms and Conditions of Employment - Page 11